EXHIBIT 10.31


                               ECKERD CORPORATION
                       EXECUTIVE THREE (3) YEAR BONUS PLAN


         1. Purpose. The purpose of the Executive Three (3) Year Bonus Plan (the "Plan") of Eckerd Corporation (the "Company") is to aid in maintaining and developing strong management by rewarding those executive employees who contribute materially toward the Company's objective of earnings growth and return on investment and to provide an incentive for the continued service of such executive employees with the Company and its subsidiaries.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company. The Board may delegate the administration of the Plan to the Executive Compensation and Stock Option Committee of the Board of Directors comprised of three or more members of the Board or such other committee as the Board may designate from time to time (the "Committee"). The Board of Directors or the Committee may, from time to time, establish such rules and regulations for carrying out the Plan as they shall deem necessary or desirable. The Board of Directors or the Committee shall decide all questions of fact arising in the application of the Plan and shall interpret and construe the provisions of the Plan and of any other documents relating to the Plan or a bonus award hereunder and any such decision, interpretation or construction shall be conclusive and binding upon all persons.

         3. Effective Date of Plan. This Plan shall become effective as of January 29, 1995 upon approval by: (i) the Board of Directors upon the recommendation of the Committee, and (ii) the Company's Shareholders.

         4. Eligibility of Executive Employees. Those executive employees of the Company and its subsidiaries selected from time to time by the Committee upon the recommendation of the Chairman of the Board or the President shall be eligible to participate in the Plan. For purposes of the Plan, executive employees shall mean corporate, regional and district officers and other key employees of the Company and its subsidiaries.

         5. Selection of Executive Employees. For purposes of this Plan, each performance period shall be a three (3) year performance period. The first performance period shall be for the 1994, 1995, and 1996 fiscal years of the Company. The Committee, within ninety (90) days of the end of the 1994 fiscal year of the Company, shall select and notify in writing each executive employee who is to participate (a "Participant") under the Plan for a bonus award during the 1994, 1995, and 1996 fiscal years of the Company (the "1994 - 1996 Performance Period") and the 1995, 1996 and 1997 fiscal years of the Company (the "1995 - 1997 Performance Period"). Thereafter, within ninety (90) days after the end of each fiscal year, the Committee may select Participants for a new performance period so that, for example, within ninety (90) days of the end of the 1995 fiscal year of the Company, the Committee may select and notify Participants for a performance period to be designated the 1996-1998 Performance Period. In addition, where an executive employee is added or a present employee is promoted to an executive status during a performance period, the Committee, upon the special recommendation of the Chairman of the Board or the President, may select any such executive employee to participate in the Plan for a pro rata portion of the performance period and on a pro rata basis.
         6. Determination of the Amount of a Bonus Award. For purposes of the determination of a Participant's bonus award, the following terms shall have the meaning described below:

                  Adjusted EBIT shall mean, with respect to any fiscal year, (a) earnings of the Company and its consolidated subsidiaries before interest and income taxes for such fiscal year, plus
                  (b) extraordinary or non-recurring losses of the Company and its consolidated subsidiaries for such fiscal year, less (c) extraordinary or non-recurring gains of the Company and its consolidated subsidiaries for such fiscal year relating to management strategies, approved by the Committee.

                  Return on Investment shall mean, with respect to any fiscal year, Adjusted EBIT for such fiscal year divided by the monthly average during such fiscal year of the: (i) the total assets of the Company, less (ii) liabilities exclusive of interest accruing debt.

         The amount of a bonus award to a Participant will be that percentage of a Participant's annual base salary at the beginning of a performance period which is determined by the average annual increase in Adjusted EBIT and the average annual Return on Investment determined by the Committee. The Committee may change the manner in which Adjusted EBIT and average annual Return on Investment are calculated from time to time. The maximum bonus award payable to a Participant may not exceed $1,000,000 with respect to any fiscal year of the Company. The Committee is authorized to set the levels of Adjusted EBIT and average annual Return on Investment which must be met for the payment of bonus awards under this Plan and the percentage of base salary which will be paid as a bonus award: (i) within ninety (90) days after the end of the Company's 1994 fiscal year for the 1994 - 1996 Performance Period and the 1995
  - 1997 Performance Period, and (ii) within ninety days after the end of each succeeding fiscal year for each performance period beginning thereafter.
         The Committee, in its sole discretion, is authorized to change or modify the performance objectives and to add earnings per share or sales (or any combination thereof) as additional or alternative performance criteria in any respect for any future performance period and to establish durations of greater or less than three (3) years for future performance periods which performance periods may overlap or be co-extensive with other performance periods. In addition, the Committee, in its sole discretion, is authorized to change or modify the criteria for any performance period in the event of an acquisition, disposition or other change in the composition of the Company during such period.

         7. Payment of Awards. Payment of bonus awards shall, at the option of the Committee, be made: (i) 100% in cash, (ii) 50% in cash and 50% in shares of common stock of the Company, or (iii) any other combination of cash and common stock of the Company, as determined by the Committee. Payments shall be made as soon as practical after the end of each performance period. The percentage of a bonus award that is payable in shares of common stock of the Company shall be valued at the market value of the common stock of the Company as of the close of business on the day prior to the date the Company publicly discloses its earnings for the final fiscal year of the respective performance period. As soon as practical after the public disclosure of the earnings, the Committee shall notify each Participant of the Participant's bonus award. At the time of receipt of written notice of the Participant's bonus award, each Participant shall arrange with the Company for the payment of the amount of any taxes required to be collected or withheld as a result of the payment of the bonus award. Upon receipt of the aforesaid taxes, the Company shall cause the bonus award to be paid.

         8. Award Shares. The maximum number of shares of common stock reserved for the payment of awards under this Plan shall be 250,000, subject to adjustment for stock splits, reverse stock splits, stock dividends, and like transactions. The source of the Company's stock which may be made subject to awards under the Plan shall be shares of the $ .01 per value common stock of the Company. Such shares may be treasury shares or shares of original issue or a combination of the forgoing. Fractional shares of common stock shall not be issued as an award and any award which would be represented by a fractional share shall be paid in cash.

         9. Termination of Obligation to Pay Award. The obligation of the Company to pay any bonus award shall terminate upon the occurrence of any of the following:

                  a. Upon the failure of the Company to achieve the performance objectives set by the Board of Directors or the Committee pursuant to Paragraph 6.

                  b. Upon the date of a change in the position held by the Participant with the Company or one of its subsidiaries unless such new position, in the sole judgment of the Board of Directors or the Committee, qualifies for participation in the Plan.

                  c. Upon the termination of employment of a Participant with the Company or its subsidiaries; provided, however, the Board of Directors or the Committee, in its sole discretion, may pay a prorated bonus award to any Participant who has terminated employment with the Company or its subsidiaries, provided (i) the Participant was not terminated for cause (as defined in the Participant's written employment agreement with the Company and, if none, as defined by the Committee from time to time), and (ii) the Participant participated in the Plan for a period up to at least six (6) months prior to the end of the performance period for which the bonus award is payable.

                  d. Upon the death, disability or retirement of a Participant; provided, however, the Board of Directors or the Committee, in its sole discretion, may pay a prorated bonus award to a Participant or the estate of any Participant who has become disabled, retired or died during the performance period, provided that such Participant had participated in the Plan for a period of time equal to or greater than one-third (1/3) of the total number of months comprising the performance period for which the bonus award is payable. For purposes hereof: (i) retire or retirement shall mean retirement pursuant to the Eckerd Corporation Pension Plan (Pension Plan) at or on the Participant's Normal Retirement Date (as that term is defined in the Pension Plan) or retirement at an earlier date with the consent of the Board of Directors, and (ii) disabled or disability shall mean the inability of the Participant to perform substantially such Participant's duties and responsibilities to the Company or any of its subsidiaries by reason of physical or mental disability or infirmity for a continuous period of six (6) months. The date of such disability shall be on the last day of such six (6) month period.

                  e. Upon the commission of an intentional act by a Participant determined by the Board of Directors or the Committee to be contrary to the interests of the Company or its subsidiaries.

         10. Termination of Plan. The Plan shall terminate upon the close of business on January 31, 2004, unless it shall have sooner terminated by action of the Board of Directors.

         11. Requirements of Law. If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or any Participant to take any action with respect to the shares of common stock acquired by reason of a bonus award, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for the shares of common stock shall be postponed until full compliance has been made with all such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of the shares of common stock with respect to which a bonus award has been made, the Participant shall deliver to the Company his written statement, satisfactory in form and content to the Company, that he intends to hold the shares so awarded him for investment and not with a view to resale or other distribution thereof to the public in violation of the requirements of the exemption contained in Section 4 (2) of the Securities Act of 1933, as amended. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act of 1933, or other applicable statutes or regulations, it is necessary to register any of the shares of common stock with respect to which an award has been made or to qualify any such shares for exemption from any of the requirements of the Securities Act of 1933 or any other applicable statute or regulation, the shares of common stock shall not be issued to the Participant until such action has been completed.

         12. Amendment or Discontinuance of Plan. The Board of Directors or the Committee may, insofar as permitted by law, amend, suspend or discontinue this Plan at any time without restriction, provided, however, that the Board may not alter or amend or discontinue or revoke or otherwise impair the participation of any Participant notified by the Board of Directors or the Committee in accordance with Paragraph 5 hereof except as provided in Paragraph 9 hereof or unless there is secured the written consent of the Participant. Nothing contained in this paragraph, however, shall, in any way, condition or limit the termination of an award as provided in Paragraph 9 hereof.

         13. Liquidation of the Corporation. In the event of the complete liquidation or dissolution of the Company (except for a reorganization, merger, consolidation, acquisition or sale of substantially all of the assets of the Company as provided in Paragraph 14), any participation under the Plan shall be deemed canceled without regard to or limitation by any other provision of this Plan. In the event of a complete liquidation or dissolution of a subsidiary of the Company or in the event that such a subsidiary ceases to be a subsidiary corporation as defined hereinabove, any participation by employees of such subsidiary pursuant to this Plan shall be deemed canceled unless the employee shall, at or before the time of the liquidation or dissolution or cessation of subsidiary relationship, be or become employed by the Company or by any other subsidiary of the Company in a position which, in the sole judgment of the Board of Directors or the Committee, qualifies for participation in the Plan, or in the event that the Board or the Committee, in its sole discretion, elects to pay a prorated bonus award in accordance with Paragraph 9 (c).

         14. Merger, Sale of Assets. In the event of a reorganization, merger, consolidation, acquisition or sale of substantially all of the assets of the Company, any participation under the Plan shall be deemed canceled; provided, however, the Board or the Committee, in its sole discretion, may pay a prorated bonus award to Participants who have participated in the Plan for a period equal to or greater than one-third (1/3) of the total number of months comprising the performance period for which the bonus award is payable.

         15. Shareholder Approval. The Plan shall be submitted to the next annual meeting of the shareholders of the Company for the purpose of its approval and ratification of the shareholders as provided in Paragraph 3.

 a: 3yrexec1/disk